UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2010

Double Eagle Petroleum Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1675 Broadway, Suite 2200, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3037948445

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2010, Double Eagle Petroleum Co. (the "Company") entered into an Amended and Restated Credit Agreement (the "Credit Agreement") with various lenders, including Bank of Oklahoma N.A. as administrative agent. The Credit Agreement extends the maturity of its credit facility from July 31, 2010 to January 31, 2013. Consistent with the Company's prior credit agreement, the Credit Agreement provides for a total credit facility of $75 million, with a current credit line of $45 million. The Company's borrowing base is subject to redetermination each June 15 and December 15, beginning June 15, 2010.

The loans under the Credit Agreement bear interest at rates that vary depending upon the level of funds borrowed. The loans have an all-in interest rate floor of 4.50 % per annum. The Company paid its lenders a structuring fee of $450,000 in connection with the Credit Agreement. In addition, the Company will pay a commitment fee of .500% per annum based on the unused portion of the approved credit line.

The loans under the Credit Agreement are guaranteed by Eastern Washakie Midstream, LLC and Petrosearch Energy Corporation, both of which are wholly-owned subsidiaries of the Company. The loans also are secured by a lien on substantially all of the Company's assets. Various affirmative covenants, negative covenants and event of default provisions exist in the Credit Agreement. The primary financial covenants require the Company to (i) maintain a current ratio of 1 to 1 (ii) maintain a ratio of earnings before interest, taxes, depreciation, depletion, amortization, exploration and other non-cash items ("EBITDAX") to interest plus dividends, of 1.5 to 1 and (iii) maintain a funded debt to EBITAX ratio of 3.5 to 1.

The foregoing description does not purport to describe all material terms of the Credit Agreement. For additional terms and conditions, please see the Credit Agreement attached as Exhibit 10.1, incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On February 8, 2010, the Company issued a press release announcing that we had entered into the Credit Agreement. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits

Exhibit 10.1: Amended and Restated Credit Agreement, dated February 5, 2010 between Double Eagle Petroleum Co. and Bank of Oklahoma, N.A. et.al

Exhibit 99.1: Press release, dated February 8, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double Eagle Petroleum Co.

February 9, 2010	By:	/s/ Kurtis Hooley

Name: Kurtis Hooley
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated February 5, 2010 between Double Eagle Petroleum Co. and Bank of Oklahoma, N.A. et. al
99.1	Press release, dated February 8, 2010